SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            SCHEDULE 14C INFORMATION

              INFORMATION STATEMENT PURSUANT TO SECTION 14C OF THE
                        SECURITIES EXCHANGE ACT OF 1934

[X] Filed by the Registrant       [ ] Filed by a Party other than the Registrant

Check the appropriate box:
[X] Preliminary Information Statement
[ ] Definitive Information Statement Only
[ ] Confidential, for Use of the Commission (as permitted by Rule 14c)

                                    PTS, INC.
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                (Name of Registrant as Specified In Its Charter)

Name of Person(s) Filing Information Statement, if other than Registrant:

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Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14C-5(g) and 0-11.

(1)  Title of each class of securities to which transaction applies:

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(2)  Aggregate number of securities to which transaction applies:

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(3)  Per unit price or other underlying value of transaction  computed  pursuant to Exchange Act Rule 0-11 (Set forth the amount of which the filing fee is calculated and state how it was determined):

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(4)  Proposed maximum aggregate value of transaction:

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(5)  Total fee paid:

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided  by  Exchange  Act
    Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)   Amount previously paid:
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    2)   Form, Schedule or Registration Statement No.:
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    3)   Filing Party:
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    4)   Date Filed:
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


                                    PTS, INC.
                            3355 Spring Mountain Road
                                    Suite 66
                            Las Vegas, Nevada 89102
                            Telephone: 702-380-3811

                                         March 14, 2004

            NOTICE OF ACTION BY WRITTEN CONSENT OF SHAREHOLDERS TO BE
                             EFFECTIVE March  14, 2004

Dear Stockholder:

     PTS, Inc. (the "Company," the "Corporation" or PTSO") hereby notifies our shareholders of record that stockholders holding a majority of the voting power plan to effect the following proposals by written consent in lieu of a special meeting, to be effective March 14, 2004:

..    Vote to amend PTSO's  Articles of  Incorporation  to increase the number of shares of authorized common stock from 250,000,000 shares, par value $0.001 per share, to 800,000,000 shares and to authorize the issuance of 100,000,000 preferred shares, par value $.001 per share.

     This Information Statement is first being mailed to stockholders of PTSO on or about March 14, 2004. Only stockholders that are entitled to vote or give an authorization or consent in regard to any matter to be acted upon and from whom proxy authorization or consent is not solicited on behalf of the registrant will be entitled to receive the Information Statement. These actions will not be effective until March 25, 2004, a date which is at least 10 days after the filing of a Definitive Information Statement. You are urged to read the Information Statement in its entirety for a description of the action to be taken by the majority stockholders of the Company.

                      WE ARE NOT ASKING YOU FOR A PROXY AND
                   YOU ARE REQUESTED NOT TO SEND US A PROXY.

     Proxies are not being solicited because stockholders holding a majority of the issued and outstanding voting common stock of the Company holds enough shares to effect the proposed actions and has indicated his intention to vote in favor of the proposals contained herein.

                                      /s/Peter Chin
                                      ------------------
                                      Peter Chin,
                                        President

Las Vegas, Nevada
March 10, 2004

                                     PTS, INC.
                            3355 Spring Mountain Road
                                    Suite 66
                            Las Vegas, Nevada 89102
                            Telephone: 702-380-38111


                              INFORMATION STATEMENT

     This information statement is furnished to the holders of record at the close of business on March 1, 2004, the record date, of the outstanding common stock of PTS, Inc., pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended, in connection with an action that holders of the majority of the votes of our stock intend to take by written consent on March 15, 2004, to vote in favor of a resolution which will amend our articles of incorporation by increasing our authorized common stock from 250,000,000 to 800,000,000 shares, and to further authorize the creation of 100,000,000 shares of preferred stock, par value $0.001 per share.

     Our principal executive office and mailing address is 3355 Spring Mountain Road Suite 66 Las Vegas, Nevada 89102.

     This information statement will be sent on or about March 10, 2004 to our stockholders of record who do not sign the majority written consent described herein.

                                VOTING SECURITIES

     In accordance with our bylaws, our board of directors has fixed the close of business on March 1, 2004 as the record date for determining the stockholders entitled to notice of the above noted action. The approval of the proposed resolution requires the affirmative vote of a majority of the shares of our common stock issued and outstanding as of the record date at the time the vote is taken. As of the record date, 235,100,505 shares of the common stock were issued and outstanding.

     The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of our stockholders, including the election of directors. Our stockholders do not have cumulative voting rights. Holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of legally available funds. In the event of the liquidation, dissolution, or winding up of PTS, Inc., the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to our stockholders after the payment of all our debts and other liabilities, subject to the prior rights of any series of our preferred stock then outstanding. The holders of our common stock have no preemptive or conversion rights or other subscription rights and there are no redemption or sinking fund provisions applicable to our common stock.

     The quorum necessary to conduct business of the stockholders consists of a majority of the outstanding shares of the common stock issued and outstanding as of the record date.

     The Consenting Stockholders hold, in the aggregate, 121,000,000 shares of our common stock, and who will vote in favor of the proposed resolution. Pursuant to our bylaws and Nevada corporate law, a vote by the holders of at least a majority of our outstanding capital stock is required to effect the action described herein. Information regarding the beneficial ownership of our common stock by management and the board of directors is noted below. The Consenting Stockholders jointly, have the power to pass the proposed resolution without the concurrence of any of our other stockholders since they own 51.05% percent of our issued and outstanding shares of common stock.

ACCORDINGLY, WE ARE NOT ASKING OUR STOCKHOLDERS FOR A PROXY AND STOCKHOLDERS ARE REQUESTED NOT TO SEND A PROXY.

DISTRIBUTION AND COSTS

     We will pay all costs associated with the distribution of this information statement, including the costs of printing and mailing. In addition, we will only deliver one information statement to multiple security holders sharing an address, unless we have received contrary instructions from one or more of the security holders. Also, we will promptly deliver a separate copy of this information statement and future stockholder communication documents to any security holder at a shared address to which a single copy of this information statement was delivered, or deliver a single copy of this information statement and future stockholder communication documents to any security holder or holders sharing an address to which multiple copies are now delivered, upon written request to us at our address noted above.

     Security holders may also address future requests regarding delivery of information statements and/or annual reports by contacting us at the address noted above.

DISSENTERS' RIGHT OF APPRAISAL

     No action will be taken in connection with the proposed amendment to our articles of incorporation by our board of directors or the voting stockholders for which Nevada law, our articles of incorporation or bylaws provide a right of a stockholder to dissent and obtain appraisal of or payment for such stockholder's shares.

                      SUMMARY OF THE PROPOSED RESOLUTION TO
                 AMEND AND RESTATE OUR ARTICLES OF INCORPORATION

     Our board of directors has adopted, subject to the approval of our stockholders, a resolution to amend and restate our articles of incorporation, a copy of which is attached hereto as Attachment A. The following description of the resolution is qualified by reference to the full text of the resolution.

     Our present capital structure authorizes 250,000,000 shares of common stock, par value $0.001 per share. The board of directors believes this capital structure is inadequate for our present and future needs. Therefore, the board has approved the amendments of our articles of incorporation, to increase the authorized number of shares of common stock from 250,000,000 shares to 800,000,000 shares, par value $0.001 per share, and to further authorize the creation of 100,000,000 shares of preferred stock, par value $0.001 per share. The board believes this capital structure amendment to our articles of incorporation more appropriately reflects our present and future needs and recommends such amendment to our stockholders for adoption.

     Neither our existing articles of incorporation nor our bylaws contain any provisions which have a material anti-takeover effect, nor do we have plans to subsequently implement any measure which would have an anti-takeover effect.

     The following is a summary of the material matters relating to our common stock and our proposed preferred stock.

COMMON STOCK

     Presently, the holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of our stockholders, including the election of directors. Our stockholders do not have cumulative voting rights. Subject to preferences that may be applicable to any then outstanding series of our preferred stock, holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of legally available funds. In the event of the liquidation, dissolution, or winding up of PTS, Inc., the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to our stockholders after the payment of all our debts and other liabilities, subject to the prior rights of any series of our preferred stock then outstanding. The holders of our common stock have no preemptive or conversion rights or other subscription rights and there are no redemption or sinking fund provisions applicable to our common stock. The amendments would not alter or modify any preemptive right of holders of our common stock to acquire our shares, which is denied, or effect any change in our common stock, other than the number of authorized shares. As of the date of this information statement, our board has no plans to issue or use any of our newly authorized shares of common stock with respect to any merger or business combination.

PREFERRED  STOCK

     Under the proposed amendment to our articles of incorporation, our board of directors will have the authority, without further action by our stockholders, to provide for the issuance of shares of our preferred stock in one or more series and to fix the number of shares, designations, preferences, powers and relative, participating, optional or other special rights and the qualifications or restrictions on such rights. The preferences, powers, rights and restrictions of different series of our preferred stock may vary with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions, purchase funds, and other matters. The issuance of a series of our preferred stock could decrease the amount of earnings and assets available for distribution to holders of our common stock or affect adversely the rights and powers, including voting rights, of the holders of our common stock. Likewise, any such issuance may have the effect of delaying, deferring or preventing a change in control of PTSO. As of the date of this information statement, our board has no plans to issue or to authorize the issuance of any preferred stock.

PURPOSE OF AUTHORIZING ADDITIONAL COMMON STOCK

     Authorizing an additional 550,000,000 shares of common stock would give our board of directors the express authority, without further action of the stockholders, to issue common stock from time to time as the board deems necessary. The board of directors believes it is necessary to have the ability to issue such additional shares of common stock for general corporate purposes. Potential uses of the additional authorized shares may include equity financings, issuance of options, acquisition transactions, stock dividends or distributions, without further action by the stockholders, unless such action were specifically required by applicable law or rules of any stock exchange or similar system on which our securities may then be listed.

     The proposed increase in the authorized number of shares of common stock could have a number of effects on our stockholders depending upon the exact nature and circumstances of any actual issuance of authorized but unissued shares. The increase could have an anti-takeover effect, in that the additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of PTSO more difficult. For example, additional shares could be issued by us so as to dilute the stock ownership or voting rights of persons seeking to obtain control of PTSO.

     However, this proposal is not being made by us in response to any known accumulation of shares of threatened takeover. Similarly, the issuance of additional shares to certain persons allied with our management could have the effect of making it more difficult to remove our current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. In addition, an issuance of additional shares by us could have an effect on the potential realizable value of a stockholder's investment.

     In the absence of a proportionate increase in our earnings and book value, an increase in the aggregate number of our outstanding shares caused by the issuance of the additional shares would dilute the earnings per share and book value per share of all outstanding shares of our common stock. If such factors were reflected in the price per share of common stock, the potential realizable value of the stockholder's investment could be adversely affected.

PURPOSE OF AUTHORIZING PREFERRED STOCK

     Authorizing the issuance of shares of preferred stock would give our board of directors the express authority, without further action of the stockholders, to issue preferred stock from time to time as the board deems necessary. The board of directors believes it is necessary to have the ability to issue such shares of preferred stock for general corporate purposes. Potential uses of the authorized shares may include equity financings, issuance of options, acquisition transactions, stock dividends or distributions, without further action by the stockholders, unless such action were specifically required by applicable law or rules of any stock exchange or similar system on which our securities may then be listed.

     The proposed issuance of the shares of preferred stock could have a number of effects on our stockholders depending upon the exact nature and circumstances of any actual issuance of authorized but unissued shares. The increase could have an anti-takeover effect, in that the additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of PTS, Inc. more difficult. For example, additional shares could be issued by us so as to dilute the stock ownership or voting rights of persons seeking to obtain control of PTSO. Specifically, the board is authorized to establish conversion and voting rights with respect to the preferred stock. In some instances, each share of the preferred stock may be convertible into multiple shares of our common stock. Likewise, shares of our preferred stock could have voting rights equal to their converted status as common stock, with the effect being that the stockholders of the preferred stock would have the ability to control the vote of our stockholders, even though they may own less that than a majority of our issued and outstanding common stock.

     Similarly, the issuance of shares of preferred stock to certain persons allied with our management could have the effect of making it more difficult to remove our current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. In addition, an issuance of shares of preferred stock by us could have an effect on the potential realizable value of a stockholder's investment.

     In the absence of a proportionate increase in our earnings and book value, an increase in the aggregate number of our outstanding shares caused by the issuance of the conversion of our preferred stock into shares of our common stock would dilute the earnings per share and book value per share of all outstanding shares of our common stock. If such factors were reflected in the price per share of common stock, the potential realizable value of the stockholder's investment could be adversely affected.

     The preferred stock carries no preemptive rights to purchase additional shares.

     The proposal with respect to preferred stock is not being made by us in response to any known accumulation of shares of threatened takeover.

CERTAIN PROVISIONS OF OUR PROPOSED ARTICLES OF INCORPORATION AND CURRENT BYLAWS

     A number of provisions of our articles of incorporation as proposed to be amended and our current bylaws concern matters of corporate governance and the rights of our stockholders. Some of these provisions, as well as the ability of our board of directors to issue shares of our preferred stock and to set the voting rights, preferences, and other terms of our preferred stock, may be deemed to have an anti-takeover effect and discourage takeover attempts not first approved by our board of directors, including takeover attempts which some stockholders may deem to be in their best interests. To the extent takeover attempts are discouraged, temporary fluctuations in the market price of our common stock, which may result from actual or rumored takeover attempts, may be inhibited.

     Other provisions of our proposed articles of incorporation and our current bylaws, together with the ability of our board of directors to issue preferred stock without further stockholder action, could delay or frustrate the removal of incumbent directors or the assumption of control of our board of directors by our stockholders, even if the removal or assumption would be beneficial to our stockholders. Those provisions could discourage a merger, tender offer, or proxy contest, even if such action could be favorable to the interests of our stockholders, and could potentially depress the market price of our common stock. Our board of directors believes that these provisions are appropriate to protect the interests of PTSO and all of our stockholders.

BOARD OF DIRECTORS

     The business and affairs of PTSO are managed under the direction of our board of directors, which currently consists of one member. The number of members on our board of directors is fixed by, and may be increased or decreased from time to time by, the affirmative vote of a majority of the members at any time constituting our board of directors. Our board of directors may not have less than one member or more than 7 members.

     Except as otherwise provided by statute or by our bylaws, any vacancy in our board of directors caused by death, resignation, disqualification or any other cause other than removal by stockholders may be filled either by a majority vote of the remaining directors, though less than a quorum, or by our stockholders entitled to vote, by class or otherwise, thereon at the next annual meeting or at any special meeting called for the purpose. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors may be filled by election at an annual meeting or at a special meeting of the stockholders entitled to vote thereon, by class or otherwise.

MEETINGS OF STOCKHOLDERS

     Our bylaws provide that a special meeting of our stockholders may only be called by:

-    Our president;

- The holders of a majority of the outstanding shares of our capital stock entitled to vote at the proposed special meeting; or

-    Our board of directors pursuant to a duly adopted resolution.

     Special stockholder meetings may not be called by any other person or in any other manner. Our bylaws provide that only those matters set forth in the notice of the special meeting may be considered or acted upon at the special meeting. Our bylaws permit our stockholders to take an action by written consent on a matter, without a meeting, if authorized by a written consent of stockholders holding at least a majority of the voting power, unless Nevada law requires a greater proportion of voting power to authorize such action.

     The next annual meeting of our stockholders will be held in 2005, on a date and at a place and time designated by our board of directors.

     The proposed amendment and restatement of our articles of incorporation was approved by a vote of our directors on March 1, 2004.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table presents information regarding the beneficial ownership of all shares of our common stock as of the record date, by:

- Each person who beneficially owns more than five percent of the outstanding shares of our common stock;

-    Each of our directors;

-    Each named executive officer; and

-    All directors and officers as a group.

                                                     COMMON STOCK BENEFICIALLY
                                                             OWNED (2)
                                                       -------------------
NAME AND ADDRESS OF BENEFICIAL OWNER (1)                 NUMBER    PERCENT
----------------------------------------               ----------  -------

Peter Chin                                              225,000      0.09%
3355 Spring Mountain Road
Suite 66
Las Vegas, Nevada 89102

                                                       ----------  -------
  All directors and officers as a group (one persons)   225,000      0.09%
                                                       ==========  =======
--------------------

(1) Peter Chin has the sole voting and investment power with respect to the shares of our common stock which he beneficially owns.

(2) Beneficial ownership is determined in accordance with the rules of the SEC. The total number of outstanding shares of the common stock on the record date is 235,100,505.


BOARD COMMITTEES

     The Company currently has no standing audit, compensation, nomination or other board committees performing similar functions. Currently, all members of the Company's board of directors participate in discussions concerning any business practice.

INVOLVEMENT ON CERTAIN MATERIAL LEGAL PROCEEDINGS DURING THE LAST FIVE YEARS

     No director, officer, significant employee or consultant has been convicted in a criminal proceeding, exclusive of traffic violations.

     No bankruptcy petitions have been filed by or against any business or property of any director, officer, significant employee or consultant of the Company nor has any bankruptcy petition been filed against a partnership or business association where these persons were general partners or executive officers.

     No  director,   officer,   significant  employee  or  consultant  has  been
permanently or temporarily enjoined, barred, suspended or otherwise limited from involvement in any type of business, securities or banking activities.

     No director, officer or significant employee has been convicted of violating a federal or state securities or commodities law.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who beneficially own more than 10% of a registered class of the Company's equity securities, to file reports of beneficial ownership and changes in beneficial ownership of the Company's securities with the SEC on Forms 3 (Initial Statement of Beneficial Ownership), 4 (Statement of Changes of Beneficial Ownership of Securities) and 5 (Annual Statement of Beneficial Ownership of Securities). Directors, executive officers and beneficial owners of more than 10% of the Company's Common Stock are required by SEC regulations to furnish the Company with copies of all
Section 16(a) forms that they file. Except as otherwise set forth herein, based solely on review of the copies of such forms furnished to the Company, or written representations that no reports were required, the Company believes that up to March 1, 2004, the beneficial owners did comply with Section 16(a) filing requirements applicable to them.


                      DOCUMENTS INCORPORATED BY REFERENCE

     Our Annual Report on Form 10-KSB for the year ended December 31, 2002, and Financial Information from our Quarterly Reports for the periods ended March 31, June 30 and September 30, 2003 are incorporated herein by reference.

                     COPIES OF ANNUAL AND QUARTERLY REPORTS

     We will furnish a copy of our Annual Report on Form 10-KSB for the year ended December 31, 2002, and quarterly reports on Form 10-QSB for the periods ended March 31, June 30 and September 30, 2003, which includes lists briefly describing all the exhibits not contained therein. We will furnish the Annual Report and the Quarterly Reports and any exhibit referred to therein without charge to each person to whom this information statement is delivered upon written or oral request by first class mail or other equally prompt means within one business day of receipt of such request. Any request should be directed to our corporate secretary at 3355 Spring Mountain Road, Suite 66 Las Vegas, Nevada 89102; telephone: 702-380-3811


                                       By Order of the Board of Directors,

                                       /s/ Peter Chin
                                       Peter Chin,
                                       President

                                                                    ATTACHMENT A

           RESOLUTION PROPOSING AMENDMENT TO ARTICLES OF INCORPORATION

     "WHEREAS, it is in the best interests of PTS, Inc., a Nevada corporation (the "Company"), that it amend its Articles of Incorporation as set out in the proposed Amendedment to the Articles of Incorporation described in Exhibit 1 attached hereto and incorporated herein by reference for all purposes; and

     RESOLVED FURTHER, that the appropriate officers of the Company be, and they hereby are, authorized and directed to execute the Amended Articles of Incorporation and to take whatever steps which may be necessary and to execute all documents to effectuate the amendment approved herein."